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                                                                   Exhibit 23(b)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated July 16, 1999 on the financial statements of Power Trends, Inc. (and to all references to our Firm) included in or made a part of this registration statement.




ARTHUR ANDERSEN LLP



Chicago, Illinois
October 19, 1999